UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 20, 2023 (April 12, 2023)

IMMUNE THERAPEUTICS, INC.
(Exact name of registrant as specified in its charter)

Florida	000-54933	59-3226705
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2431 Aloma Ave., Suite 124, Winter Park, Florida	32792
(Address of principal executive offices)	(Zip Code)

888-391-9355

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Amendment No. 1 to the Wilson Consulting Agreement

On November 3, 2023, Immune Therapeutics, Inc. d/b/a Biostax Corp. (the “Company”) entered into an executive consulting agreement with Ms. Wilson (the “Wilson Consulting Agreement”), as was disclosed in a Current Report on Form 8-K on November 9, 2023.

In connection with Kelly O. Wilson’s appointment as Chief Executive Officer on April 12, 2023, the Company entered into an amendment to Wilson Consulting Agreement with Ms. Wilson on April 13, 2023 (“Amendment No. 1 to the Wilson Consulting Agreement”). Amendment No. 1 to the Wilson Consulting Agreement states that Ms. Wilson is now serving as the Company’s full time Chief Executive Officer instead of as the Interim Chief Executive Officer and Interim President of the Company. Amendment No. 1 to the Wilson Consulting Agreement does not change any fee amounts owed to Ms. Wilson, any authorized expense amounts, or otherwise change any terms in the Wilson Consulting Agreement.

The foregoing description of Amendment No. 1 to the Wilson Consulting Agreement and the Consulting Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of Amendment No. 1 to the Wilson Consulting Agreement filed as Exhibit 10.1 to this report, which is incorporated by reference herein.

The information set forth under Item 5.02 of this report regarding the appointment of Kelly Wilson as Chief Executive Officer of the Company is incorporated by reference herein.

Settlement Agreement and Release with Statera Biopharma, Inc.

On August 16, 2022, the Company was joined in filing a Chapter 11 involuntary bankruptcy lawsuit in the United States Bankruptcy Court in the District of Colorado (Denver) (the “Court”), bankruptcy petition number 22-13051-JGR, against Statera Biopharma, Inc., a Delaware corporation (“Statera”). The Company is a shareholder of Statera.

On March 21, 2023, the Company tentatively entered into a settlement agreement with Statera that was not effective until the Board and Court approved the same (the “Settlement Agreement”).

On April 17, 2023, the Board approved the Settlement Agreement. Pursuant to the Settlement Agreement, Statera will transfer all its interests in TNI Biotech International, LTD, and the Company will own 100% of the outstanding common stock of TNI Biotech International, LTD and the Company will waive all claims it may have of any kind against Statera, and Statera will waive all claims it may have of any kind against the Company. The Settlement Agreement is still pending the Court’s approval.

This description of the material terms of the Settlement Agreement is not complete and should be read in conjunction with the Settlement Agreement, a copy of which is attached hereto as Exhibit 10.2.

Licensing Agreement Amendment with Statera Biopharma, Inc.

As a part of the Settlement Agreement, the Company also agreed to enter into Amendment No. 3 to a previous licensing agreement dated September 30, 2014, (the “License Amendment”) on April 15, 2023.

The Board approved the License Amendment on April 5, 2023, through unanimous written consent. This License Amendment was made to restate, amend and clarify the terms of the previous agreement between the Company and Statera (the “Parties”). Pursuant to the License Amendment, the Company is granted an exclusive, worldwide royalty-bearing license, including the right to sublicense, commercialize, manufacture, and sell the proprietary formulation of Naltrexone, immediate release low dose (IRNXT), and Meta-enkaphalin (“MENK”) (collectively the “Products”) for all indications, except Crohn’s disease (Statera will retain the rights to IRNXT for Crohn’s disease). The Company is also granted exclusive rights for IRNXT and MENK for all indications worldwide for IRNXT and MENK for use in animals, for which the Company previously had non-exclusive rights. Further, the Company, which previously had non-exclusive rights to products used in animals, will now receive exclusive rights to products used on animals and Statera will receive 5% of the Class A Common Stock of Forte Animal Health, Inc. (“Forte”), a private company, from the Company’s current 15% percentage ownership of Forte.

2

As noted above, the Company may grant sublicenses under the License Amendment. Upon granting of any such sublicense, the Company will pay Statera royalties based on the particular stage of development of the Products. The Company will pay a royalty of 30% of the cash proceeds received from any sublicense if the sublicense occurs before completing a clinical trial, 10% if the sublicence occurs after completing any trial, and 5% if sublicense occurs after any new drug application (“NDA”) submission. If the License Amendment itself is terminated, then any existing sublicense agreement will also be subject to termination to the same extent as the License Amendment. There is no sublicense fee if a sublicense is granted to a subsidiary of the Company or for a Product used in animals.

In consideration of the ability to sublicense the Products, except for Products used in animals, the sublicense shall be on terms and conditions in compliance with and not inconsistent with the terms of the License Amendment.

As consideration for the License Amendment’s use in Emerging Markets (as such term is defined in the License Amendment), the Company will pay 1% of the net sales of IRNTX Products in Emerging Markets. As consideration for the License Amendment’s grant for use in the Territory (as such term is defined in the License Amendment), the Company will pay a percentage of net sales based on the annual net sales of the licensed product. For annual net sales under $500,000,000 the royalty payment will be 2%, for annual net sales of $500,000,000 to $1,000,000,000 the royalty payment will be 4% and for annual net sales over $1,000,000,000 the royalty payment will be 6%.

In addition to royalty payments the Company will be required to pay one-time payments for the achievement of each one of six milestones in the commercialization and development of the Products (each a “Milestone Payment” and together the “Milestone Payments”). The first developmental milestone will be after the first successful achievement of a primary endpoint (p<0.05) in a phase II pivotal clinical trial (US and/or EU), the next milestone payment will be after the dosing of the first patient in the first phase II clinical trial (US and/or Europe), and the third milestone payment will be after the Company receives approval by the FDA of an NDA. The fourth milestone will become due as the sales of the Product reach $100,000,000, the fifth milestone payment will be when the sales of the Product reach $500,000,000, and the sixth and final milestone payment will be when the sales of the Product reach $1,000,000,000.

Pursuant to the License Amendment, the Company will be responsible for the preparation, filing and maintenance of all patent rights under the License Amendment and Statera will be responsible for the prosecution, protection, and defense of all patent rights. Both the Company and Statera are limited in liability to the total amounts paid under this Agreement for any damages arising from negligence, strict liability, or any other equitable theory. Further, both the Company and Statera agree to indemnify and hold harmless each other, and their respective agents, for any claims or costs arising from this License Amendment or any sublicenses for any cause of action relating to any product, process, service made, used or sold pursuant to this License Amendment.

This description of the material terms of the License Amendment is not complete and should be read in conjunction with the Agreement, a copy of which is attached hereto as Exhibit 10.3.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Kelly Wilson as Chief Executive Officer

On April 12, 2023, the Board of Directors of the Company (the “Board”) appointed Kelly O. Wilson, the Company’s current Chief Operating Officer, Interim President, and Interim Chief Executive Officer, as the Company’s Chief Executive Officer. Ms. Wilson’s appointment was effective as of April 12, 2023. Ms. Wilson is elected until her successor is duly elected and qualified.

Ms. Wilson, age 52, has served as the Chief Operating Officer of the Company since August 2022 and as Interim President and Interim Chief Executive Officer since November 3, 2023. From 2013 to April 2020, Ms. Wilson was the Company’s Chief Technology Officer. From September 2014 to April 2020, Ms. Wilson also served as the Chief Technology and Information Officer of Cytocom Inc., a clinical-stage biopharmaceutical company and former subsidiary of the Company. From August 2016 to August 2019, Ms. Wilson was the Director of Program and Project Management of Cytocom from April 2020-April 2022; during that time Cytocom merged with Cleveland Biolabs Inc. and became Statera Biopharma Inc. (Nasdaq: STAB). From May 2022 to July 2022, Ms. Wilson was the Chief Operating Officer of Biostax, Inc., an immunotherapy startup. Ms. Wilson graduated with honors from the University of Central Florida with a master’s degree in systems design and a bachelor’s degree in English.

3

As compensation for services to be rendered to the Company by Ms. Wilson in her official capacity as Chief Executive Officer, the Board approved Amendment No. 1 to the Wilson Consulting Agreement. The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

There are no arrangements or understandings between Ms. Wilson and any other persons pursuant to which she was selected as Chief Executive Officer. Ms. Wilson is married to Robert Wilson, President, and a director of the Company. Ms. Wilson is not a party to any transaction that would require disclosure under Item 404(a) of Regulation S-K.

Appointment of Robert Wilson as President

On April 12, 2023, the Board appointed Robert Wilson, a director of the Company, as President of the Company. Mr. Wilson’s appointment was effective as of April 12, 2023. Mr. Wilson was elected until his successor is duly elected and qualified.

Mr. Wilson joined the Board on May 2022. Since June 2022, Mr. Wilson has been a director and the Executive Vice President of Strategy and Planning for Biostax, Inc., an immunotherapy startup. Biostax, Inc. is a Delaware corporation that has no direct or indirect ownership interest in and is not directly or indirectly owned by the Company. Since December 2020, Mr. Wilson has been a director and the Vice President of Strategy at Forte Animal Health, Inc. From March 2020 to December 2020, Mr. Wilson was the Director of Business Intelligence and Strategy at Statera Biopharma Inc. (Nasdaq: STAB), and from December 2020 to June 2022 was its Vice President of Business Strategy and Intelligence. Since January 1998, Mr. Wilson has also been the President of Pixelheads, Inc. (formerly, Webfoot Marketing, Inc.). From January 2012 to March 2020, Mr. Wilson was Senior Marketing Consultant and Content Developer of the Company. Mr. Wilson holds an Associate of Arts from Palm Beach Community College and attended the University of Central Florida for Technical Writing.

There are no arrangements or understandings between Mr. Wilson and any other persons pursuant to which he was selected as President. Mr. Wilson is married to Kelly O. Wilson, the Chief Executive Officer, and Chief Operating Officer of the Company. Mr. Wilson is not a party to any transaction that would require disclosure under Item 404(a) of Regulation S-K.

Item 8.01 Other Events.

On April 20, 2023, the Company issued a press release announcing the Settlement Agreement with Statera as well as Licensing Amendment. A copy of the press release is attached to this report as Exhibit 99.1. The press release furnished in this report as Exhibit 99.1 shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description of Exhibit
10.1	Amendment No. 1 to Executive Consulting Agreement between the Company and Kelly O. Wilson dated April 12, 2023
10.2	Settlement Agreement between the Company and Statera Biopharma, Inc. dated April 12, 2023
10.3	Amendment No. 3 to License Agreement between the Company and Statera Biopharma, Inc. dated April 15, 2023
99.1	Press Release dated April 20, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

4

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 20, 2023	IMMUNE THERAPEUTICES, INC.

/s/ Kelly O. Wilson
Name: Kelly O. Wilson
Title: Chief Executive Officer

5